UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2006

Moscow CableCom Corp.

(Exact name of registrant as specified in its charter)

Commission file number:  000-01460

Delaware	06-0659863
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 38th Floor	10022
New York, New York	(Zip Code)
(Address of Principal Executive Offices)

(212) 826-8942
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

On December 12, 2006, the Company appointed Ernst & Young LLC (“Ernst & Young”) as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2006.  The Company did not consult with Ernst & Young during the ten-month transition period ended December 31, 2004, the year ended December 31, 2005, or the subsequent interim period prior to its appointment as auditor regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, whereby a written report was provided to the Company or oral advice was provided that Ernst & Young concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

In deciding to select Ernst & Young, the Audit Committee considered Ernst & Young's experience and expertise related to public companies conducting their business in the Russian Federation, as well as reviewed auditor independence issues and existing commercial relationships with Ernst & Young. The Audit Committee concluded that Ernst & Young has no commercial or other relationship that would impair its independence and has the appropriate expertise that the Company required regarding its current operations.

Item 9.01  Financial Statements and Exhibits.

(d)

Exhibits

The following is furnished as an Exhibit to this report:

Exhibit Number

Description of Exhibit

99.1

Press release dated December 12, 2006

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSCOW CABLECOM CORP.
(Registrant)

/s/ Tate Fite        _

Name: Tate Fite
Title:  Chief Financial Officer

Date:  December 12, 2006

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